EXHIBIT 99.1


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                            FOR FURTHER INFORMATION:
                            Media Relations:           Investor Relations:
                            Jim Vitak                  Daragh Porter
                            (614) 790-3715             (859) 815-3825
                            jevitak@ashland.com        dlporter@ashland.com

                            FOR IMMEDIATE RELEASE
                            SEPTEMBER 19, 2006

ASHLAND INC. UPDATES OUTLOOK FOR FISCAL FOURTH QUARTER

     COVINGTON, Ky. - In remarks today, Ashland Inc. (NYSE:ASH) Senior Vice President and Chief Financial Officer J. Marvin Quin provided participants in the Credit Suisse 19th Annual Chemical Conference in New York City an update on the company's outlook for its fiscal fourth quarter, ending Sept. 30, 2006.

     Commenting on Valvoline, Quin estimated that it would incur an operating loss due to weak operating margins, especially early in the current quarter. "The previously disclosed price increase of roughly 50 cents per gallon does appear to be holding," said Quin, "so we are more optimistic about the next quarter, beginning Oct. 1, which should be profitable." Quin also noted that the establishment of a $3 million reserve related to the sale of 33 Valvoline Instant Oil Change stores will contribute to the operating loss.

     Commenting on Ashland's other divisions, Quin said, "Performance Materials and Distribution have performed well thus far this quarter. Performance Materials should produce operating results well above the prior year, and Distribution should report solid profit growth."

     Quin noted that Ashland's Water Technologies division is also performing better, due in large part to the operating income produced by the Environmental and Process Solutions flocculants business acquired from Degussa AG in May 2006.

     Concluding, Quin said, "I do want to caution that we may record restructuring and severance charges in the quarter that are not reflected in my outlook. Also, we are now

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Ashland Inc. - Covington, Ky. - 41012-0391 - (859) 815-3333 - www.ashland.com

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Ashland Inc. updates outlook for fiscal fourth quarter, pg. 2 conducting our regular quarterly review of various assets and contingent liabilities, including insurance receivables and environmental remediation, and the associated reserves could increase or decrease. In total, we do not expect reserve adjustments to be material to Ashland as a whole. Of course, these items may impact some divisions more than others. However, we cannot accurately project the impact of these items until our accounting close processes are complete."

     An audio replay of Quin's complete remarks will be available through the Ashland Inc. website at www.ashland.com within 24 hours of the live presentation and will be archived on Ashland's website for 90 days. Supporting materials will be available for 12 months. Copies of the presentation can also be requested by sending an e-mail to investor_relations@ashland.com, or by calling 859-815-4454.

     Ashland plans to release its fiscal fourth-quarter earnings at 8 a.m., ET, on Oct. 30.

     Ashland Inc. (NYSE:ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                    -0-

FORTUNE 500 is a registered trademark of Time Inc.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.